Exhibit 23.2

Deloitte AG General-Guisan-Quai 38 8022 Zurich Switzerland Phone: +41 (0)58 279 6000 Fax: +41 (0)58 279 6600 www.deloitte.ch

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form F-3 of our report dated April 16, 2020, relating to the financial statements of Auris Medical Holding Ltd. appearing in the Annual Report on Form 20-F of Auris Medical Holding Ltd. for the year ended December 31, 2019. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

Deloitte AG

/s/ Matthias Gschwend	/s/ Adrian Kaeppeli

Zurich, Switzerland

October 6, 2020